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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in this Registration Statement of Data Processing Resources Corporation on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933 of our report dated September 19, 1996 (October 25, 1996 as to Note 12) appearing in the Prospectus which is included in the Registration Statement on Form S-1, as amended of Data Processing Resources Corporation (No. 333-18719) declared effective on January 21, 1997 by the Securities and Exchange Commission and to the reference to us under the heading "Experts" in the Prospectus.

DELOITTE & TOUCHE LLP

Costa Mesa, California
January 21, 1997